Exhibit 32.2

China World Trade Corporation
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China World Trade Corporation (the "Company") on Form 10-KSB for the year ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Keith Yat Chor Wong, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





/s/ Keith Yat Chor Wong
Chief Financial Officer
January 13, 2004